DRYDEN MUNICIPAL BOND FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



December 22, 2006





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Municipal Bond Fund (the "Fund")
File No.:  811-4930


Ladies and Gentlemen:

Please find enclosed the Semi-Annual Report on Form
N-SAR for the Fund for the six-month period ended October 31, 2006. The Form N-SAR was filed using the EDGAR.


Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 22nd day of December 2006.



DRYDEN MUNICIPAL BOND FUND




By:  /s/Jonathan D. Shain			Witness:  /s/ Floyd L. Hoelscher
Jonathan D. Shain			Floyd L. Hoelscher
Assistant Secretary





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